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               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES
                                   EXHIBIT 21


The following schedule lists the subsidiaries of Craftmade International, Inc., a Texas corporation, as of August 29, 1997:


    Corporate Name                         State of Organization                  Percent Owned by Company
    --------------                         ---------------------                  ------------------------

Durocraft International, Inc.                      Texas                                        100%
C/D/R Incorporated                                 Delaware                                     100%
